As filed with the Securities and Exchange Commission on November 6, 2009

Registration No. 333-146114

United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADEPT TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

94-2900635

(IRS Employer Identification Number)

3559

(Primary Standard Industrial Classification Code Number)

5960 Inglewood Drive

Pleasanton, California 94588

(925) 245-3400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Lisa M. Cummins

Vice President of Finance and Chief Financial Officer

Adept Technology, Inc.

5960 Inglewood Drive

Pleasanton, California 94588

(925) 245-3400

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Lisa A. Fontenot, Esq.

Gibson, Dunn & Crutcher LLP

1881 Page Mill Road

Palo Alto, California 94304

(650) 849-5300

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

*Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

Pursuant to a Registration Statement (the “Registration Statement”) on Form S-3 (File No. 333-146114) filed with the Securities and Exchange Commission on September 17, 2009 by Adept Technology, Inc. (the “Company”), and declared effective on September 28, 2007, the Company registered the resale of 225,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share. The Shares were registered pursuant to a registration rights agreement to permit resales of such Shares by selling stockholders, as named in the Registration Statement, who acquired the Shares in connection with a private transaction. The Company’s obligation to maintain the effectiveness of the Registration Statement pursuant to the terms of such registration rights agreement has terminated.

In accordance with the Company’s undertaking in Part II, Item 17 of the Registration Statement, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the Shares remaining unsold under the Registration Statement and such Shares are hereby deregistered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pleasanton, State of California on November 6, 2009.

ADEPT TECHNOLOGY, INC.

By:	/s/ Lisa M. Cummins
Lisa M. Cummins
Vice President of Finance and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS:

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature	Title	Date

/s/ John D. Dulchinos John D. Dulchinos	Director; President and Chief Executive Officer (Principal Executive Officer)	November 6, 2009

/s/ Lisa M. Cummins Lisa M. Cummins	Vice President, Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 6, 2009

A. Richard Juelis*	Director	November 6, 2009

Michael P. Kelly*	Chairman of the Board	November 6, 2009

Robert J. Majteles*	Director	November 6, 2009

Herbert J. Martin*	Director	November 6, 2009

* By: Lisa M. Cummins, as Attorney in Fact

/s/ Lisa M. Cummins